Exhibit 10.2

Amendment #2 to Sponsored Research Agreement

This Amendment #2 to Sponsored Research Agreement (this “Amendment #2”), executed on November 12, 2014 (“Agreement”), is made and entered into as of February 16, 2017 (“Amendment #2 Effective Date”), by and between Medgenics Medical Israel, Ltd. (“SPONSOR”) and The Children’s Hospital of Philadelphia (“CHOP”).

RECITALS

Whereas SPONSOR and CHOP desire to amend the Sponsored Research Agreement to extend the term of the Agreement and to increase the Budget of the Research Program.

Whereas any capitalized term not separately defined in this Amendment #2 shall have the meaning ascribed to it in the Agreement.

Now, therefore, in consideration of the mutual agreements, promises and covenants contained herein SPONSOR and CHOP hereby agree to amend the Sponsored Research Agreement as follows:

1.                  Section 3.1 of the Agreement is hereby replaced in its entirety with the following:

“Term. The term of this AGREEMENT shall begin on the EFFECTIVE DATE and shall end on June 30, 2018. At SPONSOR’s Option, the term of this AGREEMENT shall automatically be extended for additional one (1) year terms if SPONSOR gives written notice of extension by June 30, 2017, and each anniversary thereafter. For the avoidance of doubt, if SPONSOR does not give written notice of extension by the applicable June 30 deadline, then the AGREEMENT shall expire at the end of the then-current term (which would be the next June 30 to occur following the applicable June 30 deadline). By way of example, if SPONSOR gives written notice of extension by June 30, 2017, then the term of the AGREEMENT will be extended through June 30, 2019, and if SPONSOR does not give written notice of extension by June 30, 2017, the AGREEMENT will expire on June 30, 2018.”

2.                  Invoice and Payment Schedule of Attachment B (Budget) as attached to Amendment #1 to Sponsored Research Agreement dated December 18, 2015, is hereby supplemented by Attachment B to this Amendment #2 and thus the statement of work and budget for Phase 3 is authorized through June 30, 2018. Unless the parties otherwise agree in writing, the Budget for each one (1) year extension will be $4,750,000, invoiced and paid in twelve (12) equal monthly installments during the relevant extension year.

All other terms and conditions of the Sponsored Research Agreement not amended herein shall remain in full force and effect.

In witness whereof, SPONSOR and CHOP have caused this Amendment #2 to be duly executed as of the Amendment #2 Effective Date.

MEDGENICS MEDICAL ISRAEL, LTD.		THE CHILDREN’S HOSPITAL OF PHILADELPHIA

By:	/s/ Michael Cola	By:	/s/ Prema Sundaram
Name:	Michael Cola	Name:	Prema Sundaram
Title:	Chief Executive Officer	Title:	Manager, Sponsored Projects
Date:		Date:

AGREED AND ACKNOWLEDGED

By:	/s/ Hakon Hakonarson
Name:	Hakon Hakonarson.MD
Title:	Principal Investigator, Director, CAG
Date: